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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2009 for PHL Variable Accumulation Account II in the Registration Statement on Form N-4 (No. 333-147565 and 811-22146) and the related Prospectus of PHL Variable Accumulation Account II dated May 1, 2009.

/s/ BDO Seidman, LLP

New York, New York
April 28, 2009